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                                                                    Exhibit 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Incentive and Nonqualified Stock Option Plan of Charless River Associates Inc. of our report dated February 25, 1998, with respect to the consolidated financial statements of Charles River Associates Inc. included in its Registration Statement (Form S-1 No. 333-46941) and the related prospectus, as declared effective by the Securities and Exchange Commission on April 23, 1998.


                                                            /s/Ernst & Young LLP
                                                            --------------------
                                                            Ernst & Young LLP

Boston, Massachusetts
September 11, 1998